Exhibit 10.1

LOAN MODIFICATION AND EXTENSION AGREEMENT

THIS LOAN MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) is made effective as of March 18, 2025 (the “Effective Date”), by and among HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (hereinafter called the “Borrower,” whether one or more), TGD HOLDINGS I, LLC, a Delaware limited liability company (hereinafter called the “Guarantor,” whether one or more), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders (as hereinafter defined) (the “Administrative Agent”) and each “Lender” set forth on the signature pages to this Agreement.

RECITALS:

WHEREAS, pursuant to the terms and conditions of that certain Amended and Restated Loan Agreement executed as of August 12, 2015 by and among Borrower, Administrative Agent, each of the lenders from time to time party thereto (each, a “Lender” and collectively, “Lenders”), as modified by (i) a First Amendment to A&R Loan Agreement executed as of March 18, 2020 by and among Borrower, Administrative Agent, and the Lenders, and (ii) a LIBOR Transition Amendment executed as of May 23, 2023 by and among Borrower, Administrative Agent, and the Lenders, and joined into by HF Logistics-SKX T2, LLC, a Delaware limited liability company (the “Former Guarantor”) (collectively, the “Loan Agreement), Lenders made a loan (the “Loan”) to Borrower in the original maximum principal amount of $129,505,000.00;

WHEREAS, the Loan is evidenced by, among other things, one or more promissory notes executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan (such promissory notes, as increased, extended, consolidated, amended, restated, replaced, substituted, supplemented or otherwise modified from time to time, collectively, the “Note”);

WHEREAS, pursuant to the terms of the Loan Agreement, the Loan matures on March 18, 2025;

WHEREAS, Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents (as hereinafter defined) are secured by, among other things, a Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 30, 2010 executed by Borrower as trustor in favor of PRLAP, Inc. as trustee for the benefit of the Bank of America, N.A., as Administrative Agent, for the benefit of itself as a lender and for the other lenders from time to time a party to the Prior Loan Agreement, and recorded on May 4, 2010 as Document No. 2010-0204347 in the Official Records of Riverside County, California (as amended, supplemented, modified, restated, renewed or extended from time to time, the “Mortgage”), covering certain real property and improvements thereon, more particularly described in the Mortgage (the “Property”);

WHEREAS, Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents are guaranteed by Former Guarantor pursuant to a Guaranty Agreement dated August 12, 2015 (whether one or more, and as amended, supplemented, modified, restated or renewed from time to time, the “Guaranty”); and

WHEREAS, Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents are hereinafter collectively called the “Obligations;” the Note, the Mortgage, the Loan Agreement, the Guaranty, and all other documents previously, now or hereafter executed and delivered to evidence, secure, guarantee, or in connection with, the Obligations, as the same may from time to time be renewed, extended, amended, supplemented or restated, are hereinafter collectively called the “Loan Documents;” and all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Administrative Agent and/or Lenders with respect thereto are hereinafter collectively called the “Liens.”

CREB Loan Modification-Extension Agreement (Syndicated)

Revised February 22, 2024

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and Lenders now agree to extend the maturity date of the Loan, and to make certain other modifications to the Loan Documents, all as more specifically set forth below.

1.
Recitals. The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth. Capitalized terms used herein but not defined shall have the meanings given to them in the Loan Agreement.

2.
SOFR Margin Change. The margin included in the calculation of the “Daily SOFR Rate” in the Loan Agreement is hereby increased from “one hundred seventy-five (175) basis points” to “one hundred eighty-five (185) basis points”.

3.
Maturity Date. All of the Obligations, including (without limitation) all outstanding principal, accrued and unpaid interest, outstanding late charges, unpaid fees, and all other amounts outstanding under the Note and the other Loan Documents, shall be due and payable in full on March 18, 2026 (the “Maturity Date”). Any reference to “Maturity Date” in the Loan Agreement and other Loan Documents shall be deemed to mean March 18, 2026.

4.
Maturity Date Extension Option. A new subpart (b) is hereby added to Section 1.6 of the Loan Agreement as follows:

“(b) Borrower shall have one (1) option to extend the then Maturity Date from March 18, 2026 to August 30, 2026 subject to the following conditions being satisfied by Borrower at its sole expense to the satisfaction of Administrative Agent:

(i)
Borrower shall have delivered to Administrative Agent a written notice of Borrower’s election to extend the Maturity Date no later than forty-five (45) days, but no earlier than one hundred twenty (120) days, prior to the initial Maturity Date;
(ii)
No Default or Potential Default shall have occurred and then be continuing as of (i) the date of Borrower’s notice of election to extend the Maturity Date or (ii) the Initial Maturity Date; and
(iii)
No default shall then exist under the Skechers Lease (taking into account any applicable notice and cure period set forth in the Skechers Lease);
(iv)
Borrower shall have paid to Administrative Agent the Maturity Date Extension Fees as contemplated in the Fee Letter executed as of the Effective Date by Borrower.”
5.
Periodic Principal Payments. A new subpart (c) is hereby added to Section 1.6 of the Loan Agreement as follows:

“(c) Principal payments on the Loan in the amount of Ninety-Nine Thousand Five Hundred and No/100 Dollars ($99,500.00) shall be due and payable on the fifteenth (15) day of the first calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal owing on the Loan shall have been fully paid and satisfied.”

6.
Amendment to Skechers Lease Related Event of Default. Item (o) of Section 7.1 (entitled “Events of Default”) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(o) Skechers or any Tenant Affiliate (as such term is defined in Section 17 of the Skechers Lease as in effect on the date hereof) at any time (i) is not in sole possession of one hundred percent (100%) of the Property pursuant to the Skechers Lease, or (ii) is in default (that continues beyond any applicable notice and/or cure period) under any material covenant set forth in the Skechers Lease, including without limitation, the payment of Base Rent and/or Operating Expenses.”

7.
Guarantor Change. As of the Effective Date, TGD Holdings I, LLC, a Delaware limited liability company is executing a replacement guaranty agreement and the existing guaranty agreement from HF Logistics—SKX T2, LLC, a Delaware limited liability company is being terminated. Accordingly, from and after the Effective Date, the definition of Guarantor contained in Exhibit B to the Loan Agreement is revised to read as follows:

“Guarantor” means TGD Holdings I, LLC, a Delaware limited liability company.

8.
Compliance Certificate. As of the Effective Date, item 1(d) of Section 2 (entitled “Financial Statements”) of Exhibit B of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Concurrently with the delivery of the annual financial statements referred to in clauses (a) and (c) above, a duly completed compliance certificate from each of Borrower and Guarantor in the form attached hereto as Exhibit Q, together with all calculations and documentation required therein.

Exhibit Q (entitled “Compliance Certificates”) is hereby amended and restated in its entirety to read as set forth on Exhibit Q attached to this Agreement.

9.
Deletion of Swap Contract Requirement. Provision 1 to Exhibit I (entitled “Swap Contracts”) of the Loan Agreement is hereby modified to delete the requirement to maintain a Swap Contract from and after the Effective Date, but if Borrower elects to obtain a Swap Contract, it shall thereafter comply with the provisions of Exhibit I.

10.
Financial Covenants. Exhibit J (entitled “Financial Covenants”) of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit J attached to this Agreement.

11.
Address Change. The address of Borrower for notice purposes is hereby changed to:

HF Logistics-SKX T1, LLC
c/o Highland Fairview Properties
29000 Eucalyptus Ave
Moreno Valley, CA 92555
Email: ibenzeevi@highlandfairview.com

With a Copy to:

Mark Hirsch, Esq

1088 Park Avenue, Apt. 7B

New York, NY 10128

Email: mhirsch@trumpgroup.com

12.
Margin Stock. Borrower and Guarantor shall not, whether directly or indirectly, and whether immediately, incidentally or ultimately, use any proceeds of the Loan to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. It is hereby acknowledged that Administrative Agents and Lenders have no Lien on margin stocks under the Mortgage or otherwise.

13.
Online Banking Portal.

(a) Borrower shall, through the Online Banking Portal or in another format approved by Administrative Agent, (i) submit to Administrative Agent any draw requests and/or any borrowing/rollover/conversion notices (if applicable); and (ii) deliver to Administrative Agent any and all financial statements, any compliance certificates, and any other financial information as may be required by the Loan Documents.

(b) Notwithstanding the terms of the Loan Documents to the contrary, effective as of the date hereof, Borrower hereby represents and warrants to Administrative Agent and each Lender that each individual identified as an Authorized Signer in the Borrower’s Instruction Certificate has the power and authority to delegate, to one or more Authorized Portal Users, the power and authority to utilize and perform any and all Online Facility Transactions available to Borrower from time to time under any Online Banking Portal based on the terms of the Loan Agreement and the Online Portal Agreements, and to bind Borrower with respect to any and all Online Facility Transactions performed on behalf of Borrower on such Online Banking Portal by such Authorized Portal Users. Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. Administrative Agent may rely, without further investigation, upon the foregoing representation and warranty by Borrower, and Administrative Agent shall not be responsible for any Online Facility Transactions or other actions taken by any Authorized Portal Users in connection with the Online Banking Portal. Additionally, Administrative Agent shall not be responsible to Borrower, any Lender or any other Person for any loss, claim, liability, damage, cost or expense resulting from, related to, arising from or caused by any Online Facility Transactions or other actions by any Authorized Portal Users on the Online Banking Portal. Any Online Portal Agreements delivered to Administrative Agent that are signed by an Authorized Signer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower, and each Authorized Portal User shall be conclusively presumed to have acted on behalf of such Borrower. In the event of any conflict between the Online Portal Agreements and the Loan Agreement, the terms of the Loan Agreement shall control.

(c) In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires and such terms shall be deemed added or amended and replaced in the Loan Documents as appropriate:

“Authorized Person” means any representative of Borrower duly designated by Borrower in the Borrower’s Instruction Certificate, authorized in accordance with the governing documents of Borrower and all Laws applicable to Borrower, to bind Borrower in providing Draw Requests and/or any borrowing/rollover/conversion notices and requesting disbursements of Loan proceeds. An Authorized Person may also have the authority to perform Online Facility Transactions that may be granted to an Authorized Portal User under any Online Banking Portal if designated as such by an Authorized Signer in the Online Portal Agreements. Authorized Person also includes any individual who is an Authorized Person of a controlling entity of Borrower.

“Authorized Portal User” means any and all individuals to whom access to an Online Banking Portal is granted, whether (a) by such individual being designated as an authorized user (or other applicable designation) of such Online Banking Portal as set forth in the Online Portal Agreements, or (b) by such individual utilizing log-in credentials of an authorized user (or other applicable designation) of such Online Banking Portal, or (c) in any other manner pursuant to the terms of the Online Portal Agreements.

“Authorized Signer” means any representative of Borrower duly designated by Borrower as such in the Borrower’s Instruction Certificate, authorized in accordance with the governing documents of Borrower and all applicable Laws to: (a) bind Borrower and to act for Borrower for all purposes in connection with the Loan, including but not limited to, requesting disbursements of Loan proceeds, requesting interest rate changes, obtaining information pertaining to the Loan, requesting any action under the Loan Documents, providing any certificates, and appointing and changing any Authorized Persons; and (b) delegate his/her authority to any Authorized Portal User solely to allow such Authorized Portal Users to perform Online Facility Transactions on any Online Banking Portal in accordance with the terms of the Loan Agreement and the Online Portal Agreements. Authorized Signer includes, as to any Borrower, any individual who is an Authorized Signer of a Controlling Entity of such Borrower.

“Online Banking Portal” means any online banking portal and/or electronic transmission system as shall be made available by Administrative Agent for use by Borrower to conduct Online Facility Transactions in connection with the terms of the Loan Agreement and the applicable Online Portal Agreements.

“Online Facility Transactions” means any transactions that Authorized Portal Users may execute on the Online Banking Portal, including but not limited to: (a) electronically view Borrower’s Loan information, (b) to upload documentation; and (c) to take any actions allowed under the Online Banking Portal based on the terms of the Online Portal Agreements, which may include, but not be limited to, making payments on the Loan, submitting Draw Requests, submitting rollover notices (if applicable), and any other actions which may be allowed under the Online Banking Portal at any time in the future, all in accordance with the terms of the Loan Agreement and the Online Portal Agreements executed by Borrower.

“Online Portal Agreements” means all applicable treasury services agreements, terms and conditions (including any booklet with respect thereto), acceptance of services, cash management agreements and terms and conditions (including any booklet with respect thereto), supplements, addenda, amendments, setup and authorization forms, and/or any other documentation which Borrower is required to execute or agree to with respect to the use of, and conducting of any Online Facility Transactions on, the Online Banking Portal from time to time (including any of the foregoing agreed to or accepted by an Authorized Portal User in a “clickwrap” or “clickthrough” agreement on any such Online Banking Portal), and any and all amendments, restatements and modifications thereto.

14.
Electronic Signatures. Section 9.2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following language:

“Section 9.2.3 Electronic Signatures.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Borrower or any Guarantor without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of Administrative Agent or any Lender, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Borrower and Guarantor hereby agree that as soon as reasonably possible, Borrower and Guarantor will provide an original of this Agreement or any other Communication to Administrative Agent that will include the wet signatures of Borrower and Guarantor next to any Electronic Signatures.”

15.
Administrative Agent’s Clawback; Recovery of Erroneous Payments.

(a)
Section 1.7(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) For the avoidance of doubt, Administrative Agent will distribute payments to each Lender, (i) on the date of receipt, if Administrative Agent receives such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on the Business Day following the date of receipt, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with Section, Administrative Agent shall pay to such Lender interest on such amount at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from the day such amount was to be paid until it is paid to such Lender. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. With respect to any payment that Administrative Agent makes for the account of Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.”

(b)
A new Section 8.18 is hereby added to the Loan Agreement as follows:

“8.18 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.”

16.
Conditions Precedent to Closing. The obligation of Administrative Agent and Lenders to enter into this Agreement is subject to the satisfaction of the following conditions precedent:

(a) Administrative Agent’s receipt of this Agreement and all other additional documents required by Administrative Agent in connection with the modification of the Loan duly executed by Borrower and Guarantor as applicable;

(b) Borrower shall have provided to Administrative Agent, and Administrative Agent and Lenders shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act;

(c) Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to Administrative Agent and each Lender, a Beneficial Ownership Certification in relation to such Borrower;

(d) If required by Administrative Agent or any Lender, Administrative Agent and/or such Lender shall have received a standard flood hazard determination form for the Property, and if applicable, evidence of flood insurance coverage (including contents coverage, as applicable) satisfactory to Administrative Agent and/or such Lender;

(e) Borrower shall have paid Administrative Agent the fees as contemplated in the Fee Letter executed as of the Effective Date by Borrower; and

(f) Borrower shall have paid Administrative Agent all fees, commissions, costs, charges, taxes and other expenses incurred by Administrative Agent and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of Lender’s counsel and all recording fees, taxes and charges.

17.
Balance. As of March 18, 2025, the aggregate outstanding principal balance of the Note is $129,505,000.00.

18.
Borrower’s Representations and Warranties. Borrower hereby reaffirms all of the representations and warranties set forth in the Loan Documents, and further represents and warrants that as of the Effective Date (a) the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; (b) Borrower is the sole legal and beneficial owner of the Property; (c) no tenant in the Property is involved in any illegal activities or conducts any illegal business in violation of any Laws including the Controlled Substances Act; (d) the execution and delivery of this Agreement do not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both), and do not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Property is subject; (e) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (f) the execution and delivery of, and performance under, this Agreement are within Borrower’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action, and are not in contravention of any law, or of Borrower’s articles of organization or operating agreement or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (g) there exists no default under the Note or any other Loan Document; (h) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to the Obligations; and (i) Borrower is duly organized and legally existing under the laws of the State of Delaware and is duly qualified to do business in the State of California. Borrower further represents and warrants that, except as disclosed in writing to Administrative Agent and Lenders, there is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or demand pending (or, to Borrower’s knowledge, threatened) against (i) Borrower, or against any other person liable directly or indirectly for the Obligations, or (ii) which affects the Property or Borrower’s title to the Property, or (iii) which affects the validity, enforceability or priority of any of the Loan Documents. Borrower agrees to indemnify and hold Administrative Agent and Lenders harmless against any loss, claim, damage, liability or expense (including, without limitation, attorneys’ fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect, and any such occurrence shall constitute a default under the Loan Documents.

19.
Release. Borrower and Guarantor, for themselves and for each of their respective heirs, personal representatives, successors and assigns, hereby release and waive all claims and/or defenses they now may have against Administrative Agent, Lenders and their respective successors and assigns on account of any occurrence relating to the Loan, the Loan Documents and/or the property encumbered by the Mortgage which accrued prior to the date hereof, including, but not limited to, any claim that Administrative Agent or any Lender (a) breached any obligation to Borrower and/or Guarantor in connection with the Loan, (b) was or is in any way involved with Borrower and/or Guarantor as a partner, joint venturer, or in any other capacity whatsoever other than as a lender, (c) failed to fund any portion of the Loan or any other sums as required under any document or agreement in reference thereto, or (d) failed to timely respond to any offers to cure any defaults under any document or agreement executed by Borrower, Guarantor or any third party or parties in favor of Administrative Agent or any Lender. This release and waiver shall be effective as of the date of this Agreement and shall be binding upon Borrower and Guarantor and each of their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of Administrative Agent, Lenders and their respective successors and assigns. The terms “Administrative Agent” and “Lender” as used herein shall include, but shall not be limited to, each’s present and former officers, directors, employees, agents and attorneys.

20.
Course of Dealing. Administrative Agent, Lenders and Borrower hereby acknowledge and agree that at no time shall any prior or subsequent course of conduct by Borrower, Administrative Agent or any Lender directly or indirectly limit, impair or otherwise adversely affect any of Administrative Agent’s or any Lender’s rights, interests or remedies in connection with the Loan and the Loan Documents or obligate Administrative Agent or any Lender to agree to, or to negotiate or consider an agreement to, any waiver of any obligation or default by Borrower under any Loan Document or any amendment to any term or condition of any Loan Document.

21.
Renewal; Lien Continuation; No Novation. Borrower hereby renews the Obligations and promises to pay and perform all Obligations as modified by this Agreement. The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations, as modified hereby. Nothing herein shall in any manner diminish, impair, waive or extinguish the Note, the Obligations or the

Liens. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents.

22.
Default. A default under this Agreement shall constitute a default under the Note and other Loan Documents.

23.
Miscellaneous. To the extent of any conflict between the Loan Documents and this Agreement, this Agreement shall control. Unless specifically modified hereby, all terms of the Loan Documents shall remain in full force and effect. This Agreement (a) shall bind and benefit the parties hereto and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns; (b) shall be governed by the laws of the State of Florida and United States federal law; and (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

24.
Reaffirmation of Guaranty. Guarantor, by signature below as such, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby consents to and joins in this Agreement and hereby declares to and agrees with Administrative Agent and Lenders that the Guaranty is and shall continue in full force and effect for the benefit of Administrative Agent and Lenders with respect to the Obligations, as amended by this Agreement, that there are no offsets, claims, counterclaims, cross-claims or defenses of Guarantor with respect to the Guaranty nor, to Guarantor’s knowledge, with respect to the Obligations, that the Guaranty is not released, diminished or impaired in any way by this Agreement or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects. Each Guarantor hereby reaffirms all of the representations and warranties set forth in the Guaranty. Each Guarantor acknowledges that without this consent and reaffirmation, Administrative Agent and Lenders would not execute this Agreement or otherwise consent to its terms.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement under seal as of the day and year first hereinabove written.

ADMINISTRATIVE AGENT:

Bank of America, N.A.,

a national banking association,

as Administrative Agent

By: /s/ John Redhead______________(SEAL)

John Redhead, Senior Vice President

BORROWER:

HF Logistics-SKX T1, LLC,
a Delaware limited liability company

By: HF Logistics-SKX, LLC,
a Delaware limited liability company,
its sole member

By: HF Logistics I, LLC,
a Delaware limited liability company,
its managing member

By: /s/ Iddo Benzeevi____________
Iddo Benzeevi, President and
Chief Executive Officer

GUARANTOR:

TGD Holdings I, LLC,
a Delaware limited liability company

By: /s/ Oren Shmueli_____________
Oren Shmueli, Senior Vice President
and Chief Financial Officer

LENDERS:

Bank of America, N.A.,

a national banking association, as a Lender

By: /s/ John Redhead (SEAL)

John Redhead, Senior Vice President

Raymond James Bank,

as successor in interest to Raymond James Bank, N.A., as a Lender

By: /s/ Kenneth A. Miller III _

Name: Kenneth A Miller
Title: Senior Vice President

First-Citizens Bank & Trust Company,
(successor by merger to CIT Bank N.A.),
a North Carolina chartered commercial bank,
as a Lender

By: /s/ Lee Morrison _

Name: Lee Morrison
Title: Director

EXHIBIT J

FINANCIAL COVENANTS

(a) Unencumbered Liquid Assets. Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00). This covenant will be calculated annually at the end of each fiscal year, using the results of that reporting period.

“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of one or more Guarantors subject to this covenant (with no other Persons having ownership rights therein), (iii) may be converted to cash within five (5) days, (iv) are otherwise acceptable to Lender in its reasonable discretion, and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with Lender or any other lender, unless otherwise expressly agreed by Lender in writing:

(a) Cash or cash equivalents held in the United States and denominated in United States dollars;

(b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d) Short, medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e) Eligible Stocks;

(f) Eligible ETFs/Mutual Funds; and

(g) Other financial assets specifically designated as Unencumbered Liquid Assets for purposes of this covenant in writing by Lender (with the express understanding that not all assets that Lender or its affiliates may purchase or recommend in managed, advised or other brokerage or securities accounts shall be deemed Unencumbered Liquid Assets for purposes of this covenant).

“Eligible ETFs/Mutual Funds” means:

(i) open-end mutual funds incorporated/organized in the United States under the Investment Company Act of 1940 that invest primarily in assets described (a) through (e) of the definition of Unencumbered Liquid Assets above, as well as bonds and/or equities of non- U.S. issuers that are acceptable to Lender, and

(ii) Exchange Traded Funds (“ETF”) or closed-end mutual funds incorporated/organized in the United States under the Investment Company Act of 1940 that (1) trade on a U.S. National Securities Exchange, including NASDAQ, (2) have a minimum average daily trading volume of 25,000 shares/units, and (3) have a per share/unit price of at least Five Million Dollars ($5,000,000.00);

provided that, in the case of (i) or (ii) above, such fund or ETF must employ an investment strategy and degree of leverage acceptable to Lender. For the avoidance of doubt, unacceptable strategies would include commodity-based, leveraged inverse, emerging market and high yield strategies.

“Eligible Stocks” means any common or preferred stock, partnership or other equity unit or American Depository Receipt which (i) is not control or restricted stock under Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or subject to any other regulatory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange, including NASDAQ, with a liquidity on such exchange for such security acceptable to Lender and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Five Million Dollars ($5,000,000.00).

EXHIBIT Q

COMPLIANCE CERTIFICATE

HF Logistics-SKX T1, LLC

c/o Highland Fairview
14225 Corporate Way

Moreno Valley, California 92553

____________, 20___

Bank of America, N.A.,

[Address]

Re: Skechers warehouse building in Moreno Valley, California

Ladies and Gentlemen:

This annual compliance certificate (this “Certificate”) is being delivered pursuant to that certain Amended and Restated Loan Agreement dated as of August 12, 2015 by and among the undersigned (“Borrower”) and Bank of America, N.A. (“Administrative Agent”) (as the same may have been or may hereafter be amended, modified, supplemented, restated and replaced from time to time, the “Loan Agreement”). All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement.

This Certificate is being given for the fiscal year ending on _____________________. Borrower hereby certifies to Administrative Agent as follows:

1. No Event of Default, or to Borrower’s knowledge, Default, has occurred and is continuing as of the date of this Certificate, except as set forth below [if blank, there are no exceptions]:

_______________________________________________

_______________________________________________

_______________________________________________

2. All representations and warranties made by Borrower and Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects (except on account of changes in relevant facts disclosed to Administrative Agent in writing that do not constitute or arise from an Event of Default) on and as of the date of this Certificate (except for representations and warranties which expressly relate solely to an earlier date or time) with the same force and effect as if made on and as of such date.

3. No material adverse change has occurred since the date of the last compliance certificate delivered to Administrative Agent, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower or Guarantor, has occurred, except as set forth below [if blank, there are no exceptions]:

_______________________________________________

_______________________________________________

_______________________________________________

Should you require any further documentation or have any questions, please contact _________________________.

BORROWER:

,

HF LOGISTICS-SKX T1, LLC,
a Delaware limited liability company

By: HF Logistics-SKX, LLC,
a Delaware limited liability company,
its sole member

By: HF Logistics I, LLC,
a Delaware limited liability company,
its managing member

By:___________________________
Name:
Title:

TGD Holdings I, LLC,

14225 Corporate Way

Moreno Valley, California 92553

____________, 20___

COMPLIANCE CERTIFICATE

Bank of America, N.A.,
[Address]

Re: Skechers warehouse building in Moreno Valley, California

Ladies and Gentlemen:

This annual compliance certificate (this “Certificate”) is being delivered pursuant to that Amended and Restated Loan Agreement dated as of August 12, 2015, by and among the HF Logistics-SKX T1, LLC, a Delaware limited liability company, (“Borrower”) and Bank of America, N.A. (“Administrative Agent”) (as the same may have been or may hereafter be amended, modified, supplemented, restated and replaced from time to time, the “Loan Agreement”) and that certain Guaranty Agreement dated as of August 12, 2015, by the undersigned (“Guarantor”) in favor of Administrative Agent (as the same may have been or may hereafter be amended, modified, supplemented, restated and replaced from time to time, the “Guaranty Agreement”). All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement and Guaranty Agreement, as applicable.

This Certificate is being given for the fiscal year ending on _____________________. Guarantor hereby certifies to Administrative Agent as follows:

1. All representations and warranties made by Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects (except on account of changes in relevant facts disclosed to Administrative Agent in writing that do not constitute or arise from an Event of Default) on and as of the date of this Certificate (except for representations and warranties which expressly relate solely to an earlier date or time) with the same force and effect as if made on and as of such date.

2. No material adverse change has occurred since the date of the last compliance certificate delivered to Administrative Agent pursuant to the Loan Agreement and the Guaranty Agreement, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Guarantor, has occurred, except as set forth below [if blank, there are no exceptions]:

_______________________________________________

_______________________________________________

_______________________________________________

3. The Unencumbered Liquid Assets of Guarantor was $________ as reflected in the attached bank and/or brokerage statements.

The calculations made and the information contained herein are complete and correct and fairly present the financial position and results of operations of Guarantor in accordance with accounting principles consistently applied, and correctly reflect the books and records of Guarantor.

Should you require any further documentation or have any questions, please contact _________________________.

GUARANTOR:

TGD Holdings I, LLC,
a Delaware limited liability company

By:______________________________
Name:

Title:

#517792257_v8